CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Optex Systems, Inc. (Texas)
1420 Presidential Drive
Richardson, Texas 75081

We hereby consent to the use in the Registration Statement on Form S-1 of our report dated January 11, 2010, relating to the financial statements of Optex Systems, Inc. (Texas) which is contained in that Registration Statement.  We also consent to the reference to us under the caption, “Experts”, in this Registration Statement.

EFP Rotenberg, LLP
Rochester, New York
April 14, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Optex Systems Holdings, Inc.
1420 Presidential Drive
Richardson, Texas 75081

We hereby consent to the use in the Registration Statement on Form S-1 of our report dated December 23, 2010, relating to the financial statements of Optex Systems Holdings, Inc. which is contained in that Registration Statement.  We also consent to the reference to us under the caption, “Experts”, in this Registration Statement.

EFP Rotenberg, LLP
Rochester, New York
April 14, 2011